Exhibit 10.1

INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

STOCKHOLDERS’ AGREEMENT

of

GAME YOUR GAME, INC.

April 9, 2021

i

STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (as executed and as it may be amended, modified, supplemented or restated from time to time, this “Agreement”), dated as of April 9, 2021, is entered into among Game Your Game, Inc., a Delaware corporation (the “Company”), Inpixon, a Nevada corporation (“Inpixon”), each other stockholder of the Company identified on Exhibit A attached hereto and executing a signature page hereto (each, a “Minority Stockholder” and, collectively, the “Minority Stockholders”) and each other Person who after the date hereof acquires securities of the Company and agrees to become a party to, and bound by, this Agreement as a “Minority Stockholder” by executing a Joinder Agreement. Inpixon and the Minority Stockholders and their respective Permitted Transferees are each referred to herein as a “Stockholder” and, collectively, the “Stockholders.”

RECITALS

WHEREAS, on April 9, 2021 (the “Closing Date”), Inpixon acquired approximately 52% of the outstanding capital stock of the Company pursuant to the terms of a Stock Purchase Agreement, dated as of March 25, 2021 (as may be amended from time to time in accordance with its terms, the “Acquisition Agreement”), among Inpixon, the Company and certain Stockholders; and

WHEREAS, in connection with the closing of the transactions contemplated by the Acquisition Agreement, the Company and the Stockholders desire to enter into this Agreement to establish terms and conditions as to certain matters relating to the shares of Capital Stock held by the Stockholders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01 Definitions. For purposes of this Agreement, capitalized terms used herein shall have the following meanings:

“Acquisition Agreement” has the meaning set forth in the Recitals.

“Actual EBITDA Margin” has the meaning set forth in Section 5.03(b).

“Actual Revenue” has the meaning set forth in Section 5.03(b).

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person, including any partner, member, stockholder or other equity holder of such Person or manager, director, officer or employee of such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

“Agreement” has the meaning set forth in the Caption.

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Board” has the meaning set forth in Section 2.01(a).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close.

“Bylaws” has the meaning set forth in Section 2.01(a).

“Capital Stock” means the Common Stock and any other class or series of capital stock or other equity securities of the Company, whether authorized as of or after the date hereof.

“Closing Date” has the meaning set forth in the Recitals.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.

“Company” has the meaning set forth in the Caption.

“Company Opportunity” has the meaning set forth in Section 6.01.

“Company Subsidiary” means a Subsidiary of the Company.

“Delaware Act” means the General Corporation Law of the State of Delaware, Title 8, Chapter 1, and any successor statute, as it may be amended from time to time.

“Drag-along Notice” has the meaning set forth in Section 4.04(b).

“Drag-along Sale” has the meaning set forth in Section 4.04(a).

“Drag-along Stockholder” has the meaning set forth in Section 4.04(a).

“Family Members” has the meaning set forth in Section 4.02(a).

“Final Exercise Price” has the meaning set forth in Section 5.02(a).

“Fiscal Year” means the calendar year, unless the Company is required to have a taxable year other than the calendar year, in which case Fiscal Year shall be the period that conforms to its taxable year.

“Fully Diluted Basis” means, as of any date of determination: (a) with respect to all Capital Stock, all issued and outstanding Capital Stock of the Company and all Capital Stock issuable upon the exercise or conversion of any outstanding Stock Equivalents as of such date, whether or not such Stock Equivalent is at the time exercisable or convertible; or (b) with respect to any specified type, class or series of Capital Stock, all issued and outstanding shares of Capital Stock designated as such type, class or series and all such designated shares of Capital Stock issuable upon the conversion or exercise of any outstanding Stock Equivalents as of such date, whether or not such Stock Equivalent is at the time exercisable or convertible.

“Fundamental Transaction” means the (1) the sale, assignment, transfer, or conveyance of substantially all of the Company’s assets; (2) any reclassification, reorganization or recapitalization of the Company’s voting Capital Stock pursuant to which the outstanding voting Capital Stock is effectively converted into or exchanged for other securities, cash or property, or (3) the consummation of a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another non-affiliated Person or group of non-affiliated Persons whereby such other non-affiliated Person or group acquires more than 50% of the Company’s outstanding voting Capital Stock.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Inpixon Consent” means the written consent of Nadir Ali, any executive officer of Inpixon designated by Nadir Ali or in the event that Nadir Ali ceases to serve as the Chief Executive Officer of Inpixon for any reason, such person duly appointed by the Board of Directors of Inpixon as the Chief Executive Officer.

“Inpixon Designees” has the meaning set forth in Section 2.04(b).

“Inpixon Director” has the meaning set forth in Section 2.01(a).

“Joinder Agreement” means the Joinder Agreement to this Agreement in form and substance attached hereto as Exhibit B.

“Measurement Period” has the meaning set forth in Section 5.03(a).

“Minority Stockholder” has the meaning set forth in the Preamble.

“New Securities” means any authorized but unissued Shares or any Stock Equivalents.

“Offered Stock” has the meaning set forth in Section 4.03(a).

“Offering Stockholder” has the meaning set forth in Section 4.03(a).

“Option Exercise Notice” has the meaning set forth in Section 6.01.

“Other Business” has the meaning set forth in Section 6.01.

“Participating Stockholder” has the meaning set forth in Section 5.02.

“Performance Target” has the meaning set forth in Section 5.03(a).

“Permitted Transfer” means a Transfer of Capital Stock or Stock Equivalents carried out pursuant to Section 4.02.

“Permitted Transferee” means a recipient of a Permitted Transfer.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Pre-emptive Pro Rata Portion” means a fraction determined by dividing (a) the number of shares of Common Stock on a Fully Diluted Basis owned by Inpixon immediately prior to such time by (b) the aggregate number of shares of Common Stock on a Fully Diluted Basis owned by all of the Stockholders immediately prior to such time.

“Prospective Transferee” has the meaning set forth in Section 4.03(a).

“Purchase Option” has the meaning set forth in Section 5.01.

“Purchase Option Exercise Price” has the meaning set forth in Section 5.02(a).

“Remaining Shares” has the meaning set forth in Section 5.01.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“ROFR Exercise Notice” has the meaning set forth in Section 4.03(d).

“ROFR Exercise Period” has the meaning set forth in Section 4.03(d).

“ROFR Notice” has the meaning set forth in Section 4.03(c).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Sellers” means Rick Clemmer and Martin Manniche.

“Shares” means shares of Common Stock and any other Capital Stock, in each case together with any Stock Equivalents thereon, purchased, owned or otherwise acquired by a Stockholder as of or after the date hereof, and any securities issued in respect of any of the foregoing, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.

“Spousal Consent” has the meaning set forth in Section 7.19.

“Steering Committee” has the meaning set forth in Section 2.04(a).

“Stock Equivalents” means any Stock Option and any other security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for Shares, and any option, warrant or other right to subscribe for, purchase or acquire Shares or Stock Equivalents (disregarding any restrictions or limitations on the exercise of such rights).

“Stockholder” has the meaning set forth in the Preamble.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

“Subsidiary Board” has the meaning set forth in Section 2.01(c).

“Target EBITDA Margin” has the meaning set forth in Section 5.03(a).

“Target Revenue” has the meaning set forth in Section 5.03(a).

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Capital Stock or Stock Equivalents owned by a Person or any interest (including a beneficial interest) in any Capital Stock or Stock Equivalents owned by a Person. “Transfer,” when used as a noun, shall have a correlative meaning.

“Transfer Offer” has the meaning set forth in Section 4.03(a).

“Transferee” means a recipient of, or proposed recipient of, a Transfer, including a Permitted Transferee or a Prospective Transferee.

“WA%” has the meaning set forth in Section 5.03(b).

“WNC Final Payment” means an amount of up to [***] representing the final settlement payment, which is subject to adjustment, in accordance with that certain Settlement Agreement, dated April 2, 2021, by and between the Company and [***].

Section 1.02 Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

ARTICLE II

Management

Section 2.01 Board Composition.

(a) Board Composition. Each Stockholder shall vote all voting securities (including all voting Shares) owned by such Stockholder or over which such Stockholder has voting control, and shall take all other necessary or desirable actions within his, her or its control (including in his, her or its capacity as a stockholder, director, member of a board committee, officer of the Company or otherwise), and the Company shall take all necessary or desirable actions within its control, to ensure that the board of directors of the Company (the “Board”) shall initially be comprised of a sole director, which director shall be determined from time to time by Inpixon (the “Inpixon Director”) so long as Inpixon owns any Shares. The Inpixon Director shall initially be Nadir Ali. Notwithstanding any provision to the contrary in the bylaws of the Company (the “Bylaws”), the number of directors constituting the Board shall not be changed without Inpixon Consent.

(b) Removal; Vacancies. The Inpixon Director may be removed from the Board with, and only with, Inpixon Consent and no other Stockholder shall take any action to cause the removal of the Inpixon Director. In the event that a vacancy is created on the Board at any time due to the death, disability, retirement, resignation or removal of the Inpixon Director, then Inpixon shall have the right to designate an individual to fill such vacancy and the Company and each Stockholder (whether in his, her or its capacity as a stockholder, director, member of a board committee, officer of the Company or otherwise) hereby agree to take such actions as may be necessary or desirable within his, her or its control (including, in the case of a Stockholder, by voting all voting securities (including all voting Shares) owned by such Stockholder or over which such Stockholder has voting control) to ensure the election or appointment of such designee to fill such vacancy on the Board.

(c) Subsidiary Board Composition. At all times, the composition of any board of directors of any Company Subsidiary (each, a “Subsidiary Board”) shall be the same as that of the Board (unless otherwise required by applicable laws of the jurisdiction in which such Subsidiary is organized), or as otherwise determined by the Board, subject to Inpixon Consent.

Section 2.02 [Intentionally Omitted.]

Section 2.03 Committees. The Company and each Stockholder acknowledges and agrees that the Board may, as provided in this Agreement or as may be provided by resolution, designate one or more committees, each of which shall be comprised of at least one member of the Board and such other members as the Board shall determine in its discretion. Any such committee, to the extent provided in this Agreement or in the resolution forming such committee, shall have and may exercise the authority of the Board, subject to the limitations set forth in the Delaware Act. The Board may dissolve any committee or remove any member of a committee at any time.

Section 2.04 Steering Committee.

(a) Composition. Following the date hereof, the Board shall establish a steering committee (the “Steering Committee”) initially comprised of up to five (5) members (the “Steering Committee Members”), as follows:

(i) the Inpixon Director, who shall serve as the chairperson of the Steering Committee;

(ii) two (2) individuals designated by Inpixon (the “Inpixon Designees”); and

(iii) each Seller, so long as such Seller owns any Shares.

(b) Steering Committee Member Removal; Vacancies. The Inpixon Director may not be removed from the Steering Committee. In the event that a vacancy is created on the Steering Committee at any time due to the death, disability, retirement, resignation or removal of any Steering Committee Members, then Inpixon shall have the right, but is not required, to designate an individual to fill such vacancy.

(c) Purpose. The Steering Committee shall be responsible for reviewing and advising the Company’s management with respect to certain strategic actions of the Company. The following actions shall require the recommendation of at least a majority of the Steering Committee Members prior to presentation to the Board for approval:

(i) amendments to the Company’s certificate of incorporation that may adversely impact the rights of the Stockholders;

(ii) Fundamental Transactions;

(iii) a conversion by the Company into another type of entity;

(iv) a transfer of the Company’s domicile;

(v) a revocation or voluntary dissolution of the Company;

(vi) distributions and dividends to be made by the Company to the Stockholders;

(vii) the issuance of voting Capital Stock by the Company to a person or group of related persons representing 25% or more of the outstanding voting Capital Stock of the Company; and

(viii) the borrowing or lending of money by the Company in an amount that is equal to or greater than $250,000.

ARTICLE III

ANTI-DILUTION

Section 3.01 Anti-Dilution Protection. If the Company issues or sells New Securities to any Person, excluding any shares of Common Stock or Stock Equivalents underlying any Equity Incentive Plan then in effect and approved by the Board for the benefit of the Company’s employees, then the Company shall, for no additional consideration, issue to Inpixon additional shares of Common Stock as is necessary to ensure that Inpixon’s Shares continue to represent at least 52.2% of the issued and outstanding Common Stock (on a Fully Diluted Basis) following such issuance or sale of New Securities.

ARTICLE IV

Transfer

Section 4.01 General Restrictions on Transfer.

(a) Minority Stockholders. Each Minority Stockholder acknowledges and agrees that such Minority Stockholder (or any Permitted Transferee of such Minority Stockholder) shall not Transfer any of its Shares, except: (i) pursuant to Section 4.02 or when required of a Drag-along Stockholder pursuant to Section 4.04, and (ii) in the Sellers’ case only, without prior written consent of the Board.

(b) Joinder Agreement. Except with respect to any Transfer pursuant to a Drag-along Sale, no Transfer of Capital Stock or Stock Equivalents by a Minority Stockholder pursuant to any provision of this Agreement shall be deemed completed until the Transferee shall have entered into a Joinder Agreement.

(c) Transfers in Violation of this Agreement. Any Transfer or attempted Transfer of any Capital Stock or Stock Equivalents in violation of this Agreement, including any failure of a Transferee, as applicable, to enter into a Joinder Agreement pursuant to Section 4.01(b) above, shall be null and void, no such Transfer shall be recorded on the Company’s books and the purported Transferee in any such Transfer shall not be treated (and the Minority Stockholder proposing to make any such Transfer shall continue be treated) as the owner of such Capital Stock or Stock Equivalents for all purposes of this Agreement.

Section 4.02 Permitted Transfers. Subject to Section 4.01 above, including the requirement to enter into a Joinder Agreement pursuant to Section 4.01(b) above, the provisions of Section 4.03 shall not apply to any of the following Transfers by a Minority Stockholder to:

(a) such Minority Stockholder’s spouse, parent, siblings, descendants (including adoptive relationships and stepchildren) and the spouses of each such natural persons (collectively, “Family Members”);

(b) a trust under which the distribution of Capital Stock may be made only to such Minority Stockholder and/or any Family Members of such Minority Stockholder;

(c) a charitable remainder trust, the income from which will be paid only to such Minority Stockholder during his life;

(d) a corporation, partnership or limited liability company, the stockholders, partners or members of which are only such Minority Stockholder and/or Family Members of such Minority Stockholder; or

(e) for bona fide estate planning purposes, either by will or by the laws of intestate succession, to such Minority Stockholder’s executors, administrators, testamentary trustees, legatees or beneficiaries; or

(f) with respect to any Minority Stockholder that is not a Seller, any Person that agrees to be bound by the terms and condition of the Joinder Agreement.

Section 4.03 Right of First Refusal.

(a) Offered Stock. Subject to the terms and conditions specified in Section 4.01 and Section 4.02, Inpixon shall have a right of first refusal if any Minority Stockholder (the “Offering Stockholder”) receives a bona fide offer from any Person (a “Prospective Transferee”) that the Offering Stockholder desires to accept (a “Transfer Offer”) to Transfer all or any portion of its any Shares (the “Offered Stock”). Each time an Offering Stockholder receives a Transfer Offer for any Offered Stock from a Prospective Transferee, the Offering Stockholder shall first make an offering of the Offered Stock to Inpixon in accordance with the following provisions of this Section 4.03, prior to Transferring such Offered Stock to the Prospective Transferee.

(b) Offered Stock Transfer Exceptions. Notwithstanding anything herein to the contrary, the right of first refusal in Section 4.03(a) shall not apply to any Transfer Offer or Transfer of Shares (or applicable Stock Equivalents) that are:

(i) permitted by and made in accordance with Section 4.02; or

(ii) are proposed to be made by a Dragging Stockholder or required to be made by a Drag-along Stockholder pursuant to Section 4.04;

(c) Offer Notice.

(i) The Offering Stockholder shall, within ten (10) days of receipt of the Transfer Offer, give written notice (a “ROFR Notice”) to Inpixon and the Company stating that it has received a Transfer Offer for the Offered Stock and specifying:

(A) the type and aggregate number of shares of Offered Stock to be Transferred by the Offering Stockholder;

(B) the proposed date of the closing of the Transfer, which shall not be less than 60 (sixty) days from the date of the ROFR Notice, unless otherwise agreed to be Inpixon in writing;

(C) the purchase price per share for the Offered Stock (which shall be payable solely in cash) and the other material terms and conditions of the Transfer Offer; and

(D) the name of the Prospective Transferee who has offered to purchase such Offered Stock.

For the avoidance of doubt, in the event of a Transfer Offer involving more than one class or series of Offered Stock, the Offering Stockholder may deliver a single ROFR Notice to Inpixon and the Company.

(ii) The ROFR Notice shall constitute the Offering Stockholder’s offer to Transfer all of the Offered Stock to the Company and Inpixon in accordance with the provisions of this Section 4.03, which offer shall be irrevocable until the end of the ROFR Exercise Period described in Section 4.03(d).

(iii) By delivering the ROFR Notice, the Offering Stockholder represents and warrants to Inpixon that:

(A) the Offering Stockholder has full right, title and interest in and to the Offered Stock described in the ROFR Notice;

(B) the Offering Stockholder has all the necessary power and authority and has taken all necessary action to Transfer the Offered Stock described in the ROFR Notice as contemplated by this Section 4.03; and

(C) the Offered Stock described in the ROFR Notice is free and clear of any and all liens other than those arising as a result of or under the terms of this Agreement.

(d) Exercise of Right of First Refusal. Within twenty (20) days following the receipt of the ROFR Notice (the “ROFR Exercise Period”), Inpixon may elect to exercise its right to purchase all or any portion of the Offered Stock on the terms and conditions, including the purchase price, set forth in the ROFR Notice by delivering a written notice (the “ROFR Exercise Notice”) to the Offering Stockholder specifying the number of shares of Offered Stock it elects to purchase.

(e) Consummation of Sale.

(i) In the event that Inpixon has exercised its right to purchase all and not less than all of the Offered Stock, then the Offering Stockholder shall sell such Offered Stock to Inpixon, and Inpixon shall purchase such Offered Stock, within ninety (90) days following the expiration of the ROFR Exercise Period (which period may be extended for up to an additional sixty (60) days to the extent reasonably necessary to obtain required approvals or consents from any Governmental Authority). The Offering Stockholder shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 4.03(e)(i), including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

(ii) In the event that Inpixon has not exercised its right to purchase all of the Offered Stock, then, provided the Offering Stockholder has also complied with the provisions of Section 4.01, to the extent applicable, the Offering Stockholder may Transfer all of such Offered Stock to the Prospective Transferee and Inpixon, if applicable, at a price per share for the Offered Stock not less than that specified in the ROFR Notice and upon terms and conditions no more favorable to the Prospective Transferee than those specified in the ROFR Notice, but only to the extent that such Transfer occurs within ninety (90) days after expiration of the ROFR Exercise Period. Any Offered Stock not Transferred within such ninety (90) day period will be subject to the provisions of this Section 4.03 upon subsequent Transfer.

Section 4.04 Drag-along Rights.

(a) Participation. If, at any time, Inpixon receives a bona fide offer from any Person other than an Affiliate to purchase in one transaction, or a series of related transactions, all of the outstanding Capital Stock (a “Drag-along Sale”), Inpixon shall have the right to require each other Stockholder (each, a “Drag-along Stockholder”) to participate in such sale in the manner set forth in this Section 4.04. Notwithstanding anything to the contrary in this Agreement or the Bylaws, each Drag-along Stockholder shall vote in favor of the transaction and take all actions to waive any dissenters, appraisal or other similar rights.

(b) Sale Notice. Inpixon shall exercise its rights pursuant to this Section 4.04 by delivering a written notice (the “Drag-along Notice”) to the Company and each Drag-along Stockholder no more than ten (10) days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to the Drag-along Sale and, in any event, no later than twenty (20) days prior to the closing date of such Drag-along Sale. The Drag-along Notice shall make reference to the Selling Stockholder’s rights and obligations hereunder and shall describe in reasonable detail:

(i) the name of the person or entity to whom the shares of Capital Stock are proposed to be sold;

(ii) the proposed date and time of the closing of the Drag-along Sale;

(iii) the per share purchase price and the other material terms and conditions of the Drag-along Sale, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and

(iv) a copy of any form of agreement proposed to be executed in connection therewith.

(c) Shares to be Sold. Subject to Section 4.04(d), each Drag-along Stockholder shall sell in the Drag-along Sale the number of shares of Capital Stock equal to the product obtained by multiplying (i) the number of shares of Capital Stock that the purchaser in the Drag-along Sale proposes to acquire by (ii) a fraction (x) the numerator of which is equal to the number of shares of Capital Stock Inpixon proposes to sell in the Drag-along Sale and (y) the denominator of which is equal to the number of shares of Capital Stock owned by Inpixon at such time.

(d) Conditions of Sale. The consideration to be received by a Drag-along Stockholder shall be the same form and amount of consideration per share of Capital Stock to be received by Inpixon (or, if Inpixon is given an option as to the form and amount of consideration to be received, the same option shall be given) and the terms and conditions of such sale shall, except as otherwise provided in the immediately succeeding sentence, be substantially the same as those upon which Inpixon sells its Capital Stock. Each Drag-along Stockholder shall make or provide the same representations, warranties, covenants, indemnities and agreements as Inpixon makes or provides in connection with the Drag-along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to Inpixon, the Drag-along Stockholder shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that all representations, warranties, covenants and indemnities shall be made by the Selling Stockholder and each Drag-along Stockholder severally and not jointly and any indemnification obligation shall be pro rata based on the consideration received by Inpixon and each Drag-along Stockholder, in each case in an amount not to exceed the aggregate proceeds received by the Inpixon and each such Drag-along Stockholder in connection with the Drag-along Sale.

ARTICLE V

Purchase Option

Section 5.01 Purchase Option. At any time before the 3rd anniversary of the Closing Date, Inpixon may, upon written notice (the “Option Exercise Notice”) delivered to the other Stockholders, elect to purchase (the “Purchase Option”) all of the remaining Capital Stock (on a Fully Diluted Basis) of the Company (the “Remaining Shares”).

Section 5.02 Exercise Price. If Inpixon timely exercises the Purchase Option, Inpixon shall purchase all of the Remaining Shares from the other Stockholders (the “Participating Stockholders”), and the Participating Stockholders, and each of them, shall sell the Remaining Shares to Inpixon. The aggregate purchase price payable by Inpixon to the Participating Stockholders for the Remaining Shares shall be $7,170,000 (the “Purchase Option Exercise Price”), subject to adjustment as may be required under Section 5.03 (as adjusted, the “Final Exercise Price”), with each Participating Stockholder receiving his, her or its Relative Share of the Final Exercise Price less the WNC Final Payment. “Relative Share” means, for each Participating Stockholder, the quotient of (y) the number of Remaining Shares held by such Participating Stockholder, divided by (z) the total number of Remaining Shares.

Section 5.03 Determination of Exercise Price.

(a) If, for the fifteen (15) month period commencing on April 1, 2021 and ending June 30, 2022 (the “Measurement Period”), the total revenue of the Company is at least [***] (the “Target Revenue”) and the EBITDA Margin for the Company is at least [***] (the “Target EBITDA Margin”) (each, as determined as of the end of the Measurement Period based on the relevant quarterly and annual financial statements of the Company delivered to Inpixon under Section 6.11 of the Acquisition Agreement, a “Performance Target”), then the Purchase Option Exercise Price shall not be subject to adjustment, and the amount of the Purchase Option Exercise Price shall be binding and conclusive as the Final Exercise Price. As used herein, “EBITDA Margin” means, for any given period, the Company’s earnings before interest, taxes, depreciation and amortization over such period, divided by the Company’s total revenue for such period.

(b) If the Company fails to reach either or both of the Performance Targets set forth in Section 5.03(a), then the Purchase Option Exercise Price shall be subject to a reduction (calculated on a weighted average basis) that is proportional to the average of the sum of the percentage by which the Company’s actual total revenue for the Measurement Period (the “Actual Revenue”) and/or the Company’s actual EBITDA Margin for the Measurement Period (the “Actual EBITDA Margin”) (each, as determined as of the end of the Measurement Period based on the relevant quarterly and annual financial statements of the Company delivered to Inpixon under Section 6.11 of the Acquisition Agreement) is less than its corresponding Performance Target, and the Final Exercise Price shall, subject to Section 5.03(c), be equal to a percentage of the Purchase Option Exercise Price, with such percentage (“WA%”) calculated in accordance with the following formula:

WA% = [( [0.5] × ) + ( [0.5] × )] × 100

(c) Notwithstanding anything to the contrary in Section 5.03(b):

(i) for the purposes of calculating WA% under the formula provided in Section 5.03(b), the percentage of neither (Actual Revenue/Target Revenue) nor (Actual EBITDA Margin/Target EBITDA Margin) shall exceed 100%, even where the Actual Revenue exceeds the Target Revenue or the Actual EBITDA Margin exceeds the Target EBITDA Margin, unless each such percentage is greater than or equal to eighty percent (80%);

(ii) if WA% as calculated under Section 5.03(b) is less than sixty percent (60%), then the Final Exercise Price shall be $2,811,258; and

(iii) in no event shall the Final Exercise Price be greater than the Purchase Option Exercise Price.

Section 5.04 Closing under the Purchase Option.

(a) The closing of the purchase and sale of the Remaining Shares pursuant to Inpixon’s exercise of the Purchase Option pursuant to Section 5.01 shall occur on a Business Day designated by the Board, which shall not be more than forty-five (45) days after the date of delivery of the Option Exercise Notice, unless otherwise extended by Inpixon (the “Option Closing Date”). At that closing, (i) Inpixon shall pay the WNC Final Payment to [***], (ii) Inpixon shall pay to each Participating Stockholder his, her or its Relative Share of the Final Exercise Price less the WNC Final Payment, in full and in cash, (iii) each Participating Stockholder shall deliver to Inpixon duly-executed stock powers or other instruments of transfer of such Participating Stockholder’s Remaining Shares as Inpixon may reasonably request and (iv) the Stockholders shall execute and deliver any other agreements, instruments and documents and take any other actions as are reasonably required to implement the purchase and sale of the Remaining Shares under this Section 5.04.

(b) Effective immediately upon a Participating Stockholder having failed to complete the sale of its Remaining Shares to Inpixon in accordance with Section 5.04(a) as of the Option Closing Date, such Participating Stockholder hereby irrevocably appoints the Secretary of the Company or, in the Secretary’s absence or failure to act, any other officer of the Company as attorney and agent for, and in the name and on behalf of, such Participating Stockholder, to execute and deliver to Inpixon, a stock power or other instrument of transfer and all such other agreements, instruments and documents as Inpixon may reasonably require to effectuate the sale to it of such Participating Stockholder’s Remaining Shares, and the Company shall treat Inpixon as the lawful, record and beneficial owner of all of such Participating Stockholder’s Remaining Shares. Each Participating Stockholder that becomes subject to this Section 5.04(b) hereby ratifies and confirms all actions that the Secretary or such other officer of the Company may lawfully take or cause to be taken by virtue of his/her appointment herein as the attorney and agent for such Participating Stockholder for the limited purposes set forth in this Section 5.04(b). The foregoing power of attorney is coupled with an interest and may not be revoked in any manner or for any reason so long as Inpixon has the right to exercise the Purchase Option. Any costs and expenses incurred by any officer of the Company in taking any authorized actions on behalf of a Participating Stockholder under this Section 5.04(b) shall be deducted from the portion of the Final Exercise Price payable to such Participating Stockholder.

(c) The delivery of stock powers or instruments of transfer of a Participating Stockholder’s Remaining Shares to Inpixon, as provided in this Section 5.04, shall be deemed to be a representation and warranty by such Participating Stockholder that: (i) such Participating Stockholder has full right, title and interest in and to such Remaining Shares, (ii) such Participating Stockholder has all necessary power and authority and has taken all necessary action to sell such Remaining Shares to Inpixon as contemplated and (iii) such Remaining Shares are free and clear of any and all liens or encumbrances.

(d) The Participating Stockholders shall bear, and Inpixon may withhold from the Final Exercise Price, any taxes, stamp duties or other amounts payable to taxing authorities in connection with the purchase and sale of the Remaining Shares under this Section 5.04, unless a Participating Stockholder provides Inpixon with a valid exemption from any such taxes, stamp duties or other amounts payable to taxing authorities, in which case Inpixon shall transfer the entire portion of the Final Exercise Price payable to that Participating Stockholder.

ARTICLE VI

COVENANTS

Section 6.01 Other Business Activities. The parties hereto, including the Company, expressly acknowledge and agree that: (i) Inpixon and its Affiliates are permitted to have, and may presently or in the future have, investments or other business or strategic relationships, ventures, agreements or other arrangements with entities other than the Company or any Company Subsidiary, which are engaged in the business of the Company or any Company Subsidiary or that are or may be competitive with the Company or any Company Subsidiary (any such other investment or relationship, an “Other Business”); (ii) none of Inpixon or its Affiliates will be prohibited by virtue of Inpixon’s investment in the Company from pursuing and engaging in any Other Business; (iii) except as provided herein, none of Inpixon or its Affiliates will be obligated to inform the Company of any opportunity, relationship or investment in any Other Business (a “Company Opportunity”) or to present any Company Opportunity to the Company, and the Company hereby renounces any interest in any Company Opportunity and any expectancy that a Company Opportunity will be offered to it; (iv) nothing contained herein shall limit, prohibit or restrict any Inpixon Director from serving on the board of directors or other governing body or committee of any Other Business; and (v) no other Stockholder will acquire, be provided with an option or opportunity to acquire, or be entitled to any interest or participation in any Other Business as a result of the participation therein of any of Inpixon or its Affiliates; provided, however, that in the event that Inpixon’s Board of Directors determines to consummate a transaction related to a Company Opportunity involving an entity that is engaged in developing and providing solutions using sports data and analytics Inpixon agrees to provide the Steering Committee with thirty (30) days advance notice of the anticipated consummation of such Corporate Opportunity. The parties hereto expressly authorize and consent to the involvement of Inpixon and/or its Affiliates in any Other Business. The parties hereto expressly waive, to the fullest extent permitted by Applicable Law, any rights to assert any claim that such involvement breaches any fiduciary or other duty or obligation owed to the Company or any Stockholder or to assert that such involvement constitutes a conflict of interest by such Persons with respect to the Company or any Stockholder.

ARTICLE VII

Miscellaneous

Section 7.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each Stockholder hereby agrees, at the request of the Company or any other Stockholder, to execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

Section 7.03 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.03):

if to Inpixon, to:

Inpixon

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

Attention: Melanie Figueroa, General Counsel

E-mail:

with copies, which shall not constitute notice, to:

Mitchell Silberberg & Knupp LLP

437 Madison Avenue, 25th Floor

New York, NY 10022

Attention: Blake Baron, Esq.

E-mail:

if to the Company, to:

Game Your Game, Inc.

Attention: Dominic Poole

Tel: +353 (86) 8598446

E-mail:

with a copy, which shall not constitute notice, to:

Law Office of Craig Ching, PC

303 Twin Dolphin Drive, 6th Floor

Redwood City, CA 94065

Attention: Craig Ching

Tel: (650) 632-4356

E-mail:

if to a Minority Stockholder, to such Minority Stockholder’s respective mailing address as set forth on Exhibit A.

Section 7.04 Headings. The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

Section 7.05 Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 7.06 Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, whether written or oral, among the parties with respect thereto.

Section 7.07 Successors and Assigns; Assignment. Subject to the rights and restrictions on Transfers set forth in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any Minority Stockholder except as provided in this Agreement (or as otherwise consented to in a prior writing by Inpixon) and any such assignment in violation of this Agreement shall be null and void.

Section 7.08 No Third-party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties to this Agreement and their successors and permitted assigns.

Section 7.09 Amendment. No provision of this Agreement may be amended or modified except by an instrument in writing executed by the Company and Inpixon. Any such written amendment or modification will be binding upon the Company and each Stockholder.

Section 7.10 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. For the avoidance of doubt, nothing contained in this Section 7.10 shall diminish any of the explicit and implicit waivers described in this Agreement.

Section 7.11 Governing Law. This Agreement shall be governed by the Laws of the State of Delaware as to all matters, including matters of validity, construction, effect, performance and remedies, without giving effect to any choice or conflict of Law provision or rule, whether in the State of Delaware or any other jurisdiction, that would result in the application of any Laws other than the Laws of the State of Delaware.

Section 7.12 Submission to Jurisdiction. THE NEW YORK STATE AND UNITED STATES FEDERAL COURTS SITTING IN NEW YORK COUNTY, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION OVER ALL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE DOCUMENTS RELATED HERETO OR ANY DEALINGS AMONG THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF, AND EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS, FOR HIMSELF, HERSELF OR ITSELF AND HIS, HER OR ITS PROPERTY, TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION OR PROCEEDING OR FOR RECOGNITION OF ANY JUDGMENT AND (B) WAIVES (I) ANY OBJECTION TO THE LAYING OF VENUE OF, AND (II) ANY DEFENSE BASED ON AN INCONVENIENT FORUM IN, ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS SET FORTH IN Section 7.03 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT.

Section 7.13 Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX BUSINESS TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WANT APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES WANT THEIR DISPUTES TO BE RESOLVED BY A JUDGE APPLYING THOSE APPLICABLE LAWS. ACCORDINGLY, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED DOCUMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH HIS OR ITS LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES HIS OR ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH THAT LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 7.14 Equitable Remedies. Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Section 7.15 Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

Section 7.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Electronic counterpart signatures to this Agreement shall be valid and binding.

Section 7.17 Legend. In addition to any other legend required by Applicable Law, all certificates representing issued and outstanding Capital Stock shall bear a legend substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND ITS STOCKHOLDERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

Section 7.18 Right to Setoff. Inpixon shall have the right to set off any amount that any other Stockholder owes Inpixon against any amount that Inpixon owes such Stockholder under this Agreement or otherwise.

Section 7.19 Spousal Consent. Each Minority Stockholder who is married on the date of this Agreement and the resident of a community property (or equivalent) state or jurisdiction shall cause such Minority Stockholder’s spouse to execute and deliver to the Company a consent of spouse in the form of Exhibit C attached hereto (a “Spousal Consent”), dated as of the date hereof. If any Minority Stockholder should marry following the date of this Agreement and be a resident of a community property (or equivalent) state or jurisdiction, such Minority Stockholder shall cause his or her spouse to execute and deliver to the Company a Spousal Consent within thirty (30) days thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Company:

GAME YOUR GAME, INC.

By:	/s/ Martin Manniche
Name:	Martin Manniche
Title:	Director

Inpixon:

INPIXON

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Chief Executive Officer

[Signature Page to GYG’s Stockholders’ Agreement]

Minority Stockholders:

By:	/s/ Rick Clemmer
Name:	Rick Clemmer

By:	/s/ Martin Manniche
Name:	Martin Manniche

By:	/s/ Karl-Henrick Sundstrom
Name:	Karl-Henrick Sundstrom

By:	/s/ Christos Lagomichos
Name:	Christos Lagomichos

By:	/s/ Brian Amberg
Name:	Brian Amberg

Executor of the Estate of Peter Wilmer Christensen

By:	/s/ Mads Peter Cramer
Name:	Mads Peter Cramer

On behalf of GOLDEN KINGDOM pte ltd

By:	/s/ GOLDEN KINGDOM pte ltd

On behalf of CRAMER INVEST ApS

By:	/s/ Mads Peter Cramer
Name:	Mads Peter Cramer

[Signature Page to GYG’s Stockholders’ Agreement]

On behalf of WEIS FUND II LLP

By:	/s/ Wei Guo
Name:	Wei Guo

On behalf of EVEREST SOLUTIONS GROUP Inc.

By:	/s/ Kam Hosn
Name:	Kam Hosn
Title:	CEO

On behalf of HOLODIA AG

By:	/s/ Shahin Lauritzen
Name:	Shahin Lauritzen
Title:	CEO

[Signature Page to GYG’s Stockholders’ Agreement]

Exhibit A

MINORITY STOCKHOLDERS

Stockholder Name
RICK CLEMMER
MARTIN MANNICHE
KARL-HENRICK SUNDSTROM
GOLDEN KINGDOM pte.ltd.
CRAMER INVEST ApS
EXECUTOR of the estate of PETER WILMAR CHRISTENSEN
CHRISTOS LAGOMICHOS
WEIS FUND II, LLP
EVEREST SOLUTIONS GROUP Inc.
BRIAN AMBERG
HOLODIA AG

A-1

Exhibit B

FORM OF JOINDER AGREEMENT

Reference is hereby made to the Stockholders’ Agreement, dated as of April 9, 2021 (as amended from time to time, the “Stockholders’ Agreement”), by and among Game Your Game, Inc., a Delaware corporation (the “Company”), Inpixon, a Nevada corporation (“Inpixon”), each other stockholder of the Company identified on Exhibit A attached thereto (each, a “Minority Stockholder”) and each other Person who thereafter acquired securities of the Company and agreed to become a party to, and bound by, the Stockholders’ Agreement as a “Minority Stockholder” by executing a Joinder Agreement.

Pursuant to and in accordance with Section 4.01(b) of the Stockholders’ Agreement, the undersigned hereby agrees that upon the execution of this Joinder Agreement, it shall become a party to the Stockholders’ Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders’ Agreement as though an original party thereto and shall be deemed to be a Minority Stockholder of the Company for all purposes thereof.

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Stockholders’ Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of [DATE].

Minority Stockholder:

[MINORITY STOCKHOLDER]

By:
Name:
Title:

Company:

GAME YOUR GAME, INC.

By:
Name:
Title:

B-1

Exhibit C

FORM OF SPOUSAL CONSENT

I, [SIGNING SPOUSE OR DOMESTIC PARTNER NAME], [spouse] of [STOCKHOLDER SPOUSE NAME], acknowledge that I have read the Stockholders’ Agreement, dated as of April 9, 2021, by and among Game Your Game, Inc., a Delaware corporation (the “Company”), Inpixon, a Nevada corporation, and each other stockholder of the Company identified on Exhibit A attached thereto, to which this Spousal Consent (“Consent”) is attached as Exhibit C (as the same may be amended or amended and restated from time to time, the “Agreement”), and that I understand the contents of the Agreement. I am aware that my spouse is a party to the Agreement and the Agreement contains provisions regarding the voting and transfer of Shares (as defined in the Agreement) of the Company which my spouse may own, including any interest I might have therein.

I hereby consent to the execution by my spouse of the Agreement and agree that I and any interest, including any community property interest, that I may have in any Shares of the Company subject to the Agreement shall be irrevocably bound by the Agreement, including any restrictions on the transfer or other disposition of any Shares, valuation methods or agreed values for the Shares, or voting or other obligations as set forth in the Agreement. I hereby irrevocably appoint my spouse as my attorney-in-fact and agent with respect to the exercise of any rights and obligations under the Agreement.

I agree that, in the event of divorce or the dissolution of my marriage to my present spouse or other legal division of property, I will transfer and sell, at the fair market value, to my spouse any and all interest I have or may acquire in the Company, and I further agree that a court may award such entire interest to my spouse as part of any such legal division of property. The foregoing agreement is not intended as a waiver of any community property or other ownership interest I may have in the Shares of the Company, but only as an agreement to accept other property or assets of substantially equivalent value as part of any property settlement agreement or other legal division of property upon divorce or the dissolution of my marriage.

I agree not to bequeath my interest, if any, in the Shares of the Company, by will, trust, or any other testamentary disposition to any person other than my current spouse. Further, the residuary clause in my will shall not include my interest, if any, in the Shares of the Company.

I agree not to pledge or encumber any interest I may have in the Shares of the Company.

This Consent shall be binding on my executors, administrators, heirs, and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of the Agreement and this Consent.

I am aware that the legal, financial, and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right. I am under no disability or impairment that affects my decision to sign this Consent and I knowingly and voluntarily intend to be legally bound by this Consent. I am satisfied with the terms of this Consent and I understand and have received full disclosure of all the rights that I am agreeing to waive.

C-1

I hereby agree that my spouse may join in any future amendment, waiver, consent, or modification of the Agreement without any further signature, acknowledgment, agreement, or consent on my part or notice to me.

Dated to be effective on [DATE].

[SIGNING SPOUSE NAME]

C-2